UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): November 6, 2003

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

________________

Item 2. Acquisition or Disposition of Assets

On November 6, 2003, Chyron Corporation completed the sale of the entire issued share capital of its wholly owned subsidiary, Chyron UK Holdings Limited (Chyron UK Holdings), including its operating subsidiary, Pro-Bel Limited, to Oval (1883) Limited, pursuant to the terms of a Sale and Purchase Agreement. In effect, this eliminates the entire operations of the Signal Distribution and Automation segment and only the Graphics Division will remain. For the nine month period ended September 30, 2003, revenues and the net loss attributable to the Signal Distribution and Automation segment were $15.5 million and $0.7 million, respectively. As a result, the Company will now focus completely on its core-competency, the development of real-time graphics solutions for its worldwide professional video and TV broadcast customers.

The gross proceeds were approximately $15.3 million, before the required settlement of Pro-Bel bank obligations of approximately $3.4 million and related transaction costs, estimated to be $1.3 million. This resulted in net proceeds of $10.6 million of which $0.4 million will be paid in April 2005, $0.4 million will be held in escrow pending the final valuation of net assets sold and the balance of $9.8 was paid in cash at closing. The resultant net cash of approximately $10.6 will be used to pay off the remaining balance on our credit facility with our U.S. bank and to retire debt obligations of $3 million that mature December 31, 2003, with the balance to be used for working capital purposes and to pay down a portion of the Series A and B debentures that are due December 31, 2004. The Company's preliminary estimate of the gain on sale, which will be recorded in the fourth quarter of 2003, is approximately $2.5 million, subject to post closing adjustments.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

On November 6, 2003, Chyron Corporation ("Chyron") completed the sale of the entire issued share capital of its wholly owned subsidiary, Chyron UK Holdings Limited, including its operating subsidiary Pro-Bel Limited, pursuant to the terms of a Sale and Purchase Agreement. Based on the carrying value of the assets and liabilities attributed to Chyron UK Holdings on November 6, 2003, and the estimated costs and expenses incurred in connection with the sale, Chyron anticipates that it will record a gain of approximately $2.5 million in its fourth quarter 2003 results. The anticipated gain will be adjusted to reflect final net assets attributable to Chyron UK Holdings on the date of the sale.

The following unaudited pro forma financial statements and notes thereto are being filed herewith:

    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003.

    Unaudited Pro Forma Statements of Operations for the years ended December 31, 2002, 2001 and 2000.

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present Chyron's pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission ("SEC") Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances. The pro forma statements of operations also excludes the gain on sale noted above, and any other non-recurring charges or credits attributable to the transaction.

The pro forma financial statements should be read in conjunction with Chyron's unaudited consolidated financial statements and notes thereto included in Chyron's Quarterly Report on Form 10-Q for the period ended September 30, 2003 and audited consolidated financial statements and notes thereto included in Chyron's Annual Report on Form 10-K for the year ended December 31, 2002, filed on November 14, 2003 and March 31, 2003, respectively. The pro forma information may not necessarily be indicative of what Chyron's financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of Chyron's results of operations or financial position for any future period or date.

Chyron Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2003

(In thousands)

		Remove
	As	Net Assets	Pro forma
	Reported	Sold	Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$ 1,033		$10,200(1)	$11,233
Restricted cash	1,000			1,000
Accounts receivable, net	2,117			2,117
Inventories, net	1,932			1,932
Other current assets	916			916
Assets held for sale	17,782	$(17,782)
Total current assets	24,780	(17,782)	10,200	17,198

Property and equipment, net	701			701
Other assets	311		400(1)	711
Total Assets	$25,792	$(17,782)	$10,600	$18,610

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$ 3,997			$ 3,997
Current portion of long-term debt	936			936
Convertible senior notes	2,710			2,710
Capital lease obligations	4			4
Liabilities held for sale	9,389	$(9,389)
Total current liabilities	17,036	(9,389)	-	7,647

Convertible debentures	10,481			10,481
Pension liability	2,330			2,330
Other liabilities	244			244
Total liabilities	30,091	(9,389)	-	20,702

Shareholders' deficit:

Common stock	397			397
Additional paid-in capital	71,499			71,499
Accumulated deficit	(76,115)	(9,548)	$10,600(1)	(75,063)
Accumulated other comprehensive loss	(80)	1,155		1,075
Total shareholders' deficit	(4,299)	(8,393)	10,600	(2,092)
Total Liabilities and Shareholders' Deficit	$25,792	$(17,782)	$10,600	$18,610

Chyron Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2002
(In thousands, except per share amounts)

		Business
		To Be
	As Reported	Disposed	Pro Forma

Net sales	$41,379	$20,316	$21,063
Cost of products sold	19,977	9,454	10,523
Gross profit	21,402	10,862	10,540

Operating expenses:
Selling, general and administrative	19,042	10,567	8,475
Research and development	4,095	1,905	2,190

Total operating expenses	23,137	12,472	10,665

Operating loss from continuing operations	(1,735)	(1,610)	(125)

Interest expense	2,220	206	2,014

Interest income	(14)	0	(14)

Other income, net	(897)	(855)	(42)

Net loss from continuing operations	$(3,044)	$(961)	$(2,083)

Net loss per common share
- basic and diluted	$(0.08)	$(0.03)	$(0.05)

Weighted average shares used in computing
net loss per common share
- basic and diluted	39,564	39,564	39,564

Chyron Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2001
(In thousands, except per share amounts)

		Business
		To Be
	As Reported	Disposed	Pro Forma

Net sales	$46,182	$27,106	$19,076
Cost of products sold	31,171	15,190	15,981
Gross profit	15,011	11,916	3,095

Operating expenses:
Selling, general and administrative	28,952	14,003	14,949
Research and development	5,635	2,881	2,754
Goodwill impairment, restructuring and
unusual charges	12,468	3,898	8,570

Total operating expenses	47,055	20,782	26,273

Operating loss	(32,044)	(8,866)	(23,178)

Interest expense	1,495	234	1,261

Interest income	(226)	0	(226)

Other expense, net	354	143	211

Net loss	$(33,667)	$(9,243)	$(24,424)

Net loss per common share
- basic and diluted	$(0.86)	$(0.24)	$(0.62)

Weighted average shares used in computing
net loss per common share
- basic and diluted	39,352	39,352	39,352

Chyron Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2000
(In thousands, except per share amounts)

		Business
		To Be
	As Reported	Disposed	Pro Forma

Net sales	$56,272	$29,367	$26,905
Cost of products sold	30,344	15,698	14,646
Gross profit	25,928	13,669	12,259

Operating expenses:
Selling, general and administrative	29,858	14,526	15,332
Research and development	6,862	3,680	3,182

Total operating expenses	36,720	18,206	18,514

Operating loss	(10,792)	(4,537)	(6,255)

Interest expense	2,139	314	1,825

Interest income	(774)	0	(774)

Other (income) expense, net	(249)	143	(392)

Net loss	$(11,908)	$(4,994)	$(6,914)

Net loss per common share
- basic and diluted	$(0.34)	$(0.14)	$(0.20)

Weighted average shares used in computing
net loss per common share
- basic and diluted	34,824	34,824	34,824

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Basis of Presentation

The above unaudited pro forma consolidated financial statements present financial information for Chyron giving effect to the sale of Chyron UK Holdings, which was effective as of November 6, 2003. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 is presented as if the transaction occurred on that date. The historical amounts were derived from unaudited financial statements included in Chyron's quarterly report on Form 10-Q for the period ended September 30, 2003. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2002, 2001 and 2000 are presented as if the transaction had occurred on December 31, 1999 and exclude the anticipated gain to be realized. The historical amounts were derived from audited financial statements included in Chyron's annual report on Form 10-K for the year ended December 31, 2002.

Unaudited Pro Forma Financial Information

(1) Reflects the sale on November 6, 2003 of the net assets of Chyron UK Holdings for gross proceeds of $15.3 million before the required settlement of bank obligations of approximately $3.4 million and related transaction costs, estimated to be $1.3 million. Approximately $0.4 million of the proceeds will be in the form of a promissory note due in April 2005.

(c) Exhibits

10.1 Agreement relating to the sale and purchase of the entire issued share capital of Chyron UK Holdings Limited, dated November 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: November 21, 2003